Exhibit 99.1

Emerge Energy Services Announces Third Quarter 2015 Results

Southlake, Texas — November 4, 2015 — Emerge Energy Services LP (“Emerge Energy”) today announced third quarter 2015 financial and operating results.

Highlights

•	Adjusted EBITDA of $(0.3) million for the three months ended September 30, 2015.

•	Distributable Cash Flow of $(4.5) million for the three months ended September 30, 2015.

•	Full quarter sales of 799,000 tons of sand.

Overview

Emerge Energy reported net loss of $(11.9) million, or $(0.49) per diluted unit for the three months ended September 30, 2015.  For that same period, Emerge Energy reported Adjusted EBITDA of $(0.3) million and Distributable Cash Flow of $(4.5) million.  Net income, net income per diluted unit and Adjusted EBITDA for the three months ended September 30, 2014, were $26.1 million, $1.08 and $37.4 million, respectively.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

Previously, Emerge Energy announced that it will not make a cash distribution on its common units for the three months ended September 30, 2015.  Emerge Energy did not generate available cash to distribute for the three months ended September 30, 2015 due to the challenging oil and natural gas frac sand market and the volatility in wholesale fuel prices during this period.

“The third quarter reflected a continued challenging market, with significant downward pressure on pricing for frac sand and refined fuels as rig counts and oil prices continue to decline,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy. “We also expect drilling and well completion activity levels, based on indications from our customers and other industry sources, will be extremely weak in the fourth quarter of this year. While we do ultimately expect a recovery in the frac sand market, we now expect that any market recovery in our frac sand business will occur during the second half of 2016 or, potentially, not until 2017.”

“Our fuel segment also had a challenging third quarter, primarily driven by declining oil prices. We have begun work on two hydrotreater facilities which will allow us to remove sulfur from our transmix diesel so that it can be sold at a premium into the on-road market for ultra low sulfur diesel beginning next spring. We expect margins in the fourth quarter of 2015 to improve significantly over the third quarter, as we expect the market for petroleum products to be more stable in the quarter and we have a solid solution in place for dealing with our transmix diesel.”

“The sand segment generated Adjusted EBITDA of $4.2 million for the three months ended September 30, 2015 on sales volume of 799,000 tons," added Rick Shearer, CEO of Emerge Energy. "Our volumes were down approximately 7% from the second quarter of 2015, and market pricing, as well as the prices we have negotiated with our customers, have continued to decline at the plant and in-basin. While we have been able to significantly lower our production costs, and believe we will continue to do so in subsequent quarters, our fixed rail expense, which includes both our operating leases and railcar storage costs, remain significant. We are taking a number of steps to reduce that cost, such as pushing out in-service dates for future railcars and aggressively seeking opportunities to sublease a portion of our idle railcars.”

“These are challenging times for our industry, but the Emerge Energy team sees this as a time of opportunity, and we have taken definite steps to build further our position as one of the elite frac sand companies in the industry.  2015 has been challenging and the balance of this year will continue to press us to improve our business every day.  We will meet these challenges and be a better company for it.”

Conference Call

Emerge Energy will host its 2015 third quarter results conference later today, Wednesday, November 4, 2015 at 1:00 p.m. CST. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 66234955. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section. A replay will be available by audio webcast and teleconference from 4:00 p.m. CST on November 4, 2015 through 10:59 p.m. CST on November 11, 2015. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 66234955.

Operating Results

The following table summarizes Emerge Energy’s unaudited consolidated operating results for the three and nine months ended September 30, 2015 and 2014.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	($ in thousands)
REVENUES	$176,320	$296,338	$581,133	$868,692
OPERATING EXPENSES
Cost of goods sold	169,765	251,766	515,028	752,957
Depreciation, depletion and amortization	7,530	6,421	21,325	17,902
Selling, general and administrative expenses	7,693	9,559	25,475	27,028
Project termination	(68)	—	9,344	—
Total operating expenses	184,920	267,746	571,172	797,887
Operating income (loss)	(8,600)	28,592	9,961	70,805
OTHER EXPENSE (INCOME)
Interest expense, net	3,275	1,479	9,036	5,006
Other	(9)	775	(53)	624
Total other expense	3,266	2,254	8,983	5,630
Income (loss) before provision for income taxes	(11,866)	26,338	978	65,175
Provision for income taxes	32	255	501	514
NET INCOME (LOSS)	$(11,898)	$26,083	$477	$64,661
Adjusted EBITDA (a)	$(342)	$37,439	$44,996	$95,555

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

Sand Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	($ in thousands)
REVENUES	$60,654	$95,783	$225,016	$237,587
OPERATING EXPENSES
Cost of goods sold	53,180	55,747	170,173	146,483
Depreciation, depletion and amortization	4,888	3,396	13,395	8,842
Selling, general and administrative expenses	3,645	3,904	11,048	9,568
Project termination	(68)	—	9,344	—
Operating income (loss)	$(991)	$32,736	$21,056	$72,694
Adjusted EBITDA (a)	$4,220	$36,139	$44,446	$81,560

Volume of sand sold (tons in thousands)	799	1,146	2,811	3,073

Volume of sand produced (tons in thousands):
Arland, Wisconsin facility	246	—	899	—
Barron, Wisconsin facility	389	598	1,239	1,654
New Auburn, Wisconsin facility	78	365	561	1,015
Kosse, Texas facility	85	88	215	218
Total volume of sand produced	798	1,051	2,914	2,887

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended September 30, 2015, Emerge Energy sold 799,000 tons of sand, compared to 1,146,000 tons for the same period in the prior year. Sand segment Adjusted EBITDA was $4.2 million for the third quarter 2015, compared to $36.1 million for the same quarter in 2014.  This 88% decrease in Adjusted EBITDA was due to the decrease in total sand sales at all company facilities, lower realized pricing on an FOB plant-equivalent basis and as as-delivered basis, and higher logistics costs.

Fuel Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	($ in thousands)
REVENUES	$115,666	$200,555	$356,117	$631,105
OPERATING EXPENSES
Cost of goods sold	116,585	196,019	344,855	606,474
Depreciation, depletion and amortization	2,633	3,017	7,906	9,039
Selling, general and administrative expenses	1,039	1,487	3,842	4,276
Operating income (loss)	$(4,591)	$32	$(486)	$11,316
Adjusted EBITDA (a)	$(1,921)	$3,072	$7,540	$20,453

Volume of refined fuels sold (gallons in thousands)	64,567	67,421	184,364	206,163
Volume of terminal throughput (gallons in thousands)	24,580	52,577	107,142	167,238
Volume of transmix refined (gallons in thousands)	19,215	28,082	65,814	91,777
Refined transmix as a percent of total refined fuels sold	29.8%	41.7%	35.7%	44.5%

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended September 30, 2015, Emerge Energy sold 65 million gallons of refined fuel, compared to 67 million gallons for the same period last year, and had additional third-party volume of 25 million gallons pass through its terminals, compared to 53 million gallons for the same period last year.  Emerge Energy refined 19 million gallons of transmix for the three months ended September 30, 2015, compared to 28 million gallons for the same period last year.  Adjusted EBITDA for Fuel was $(1.9) million for the third quarter, compared to $3.1 million for the comparable quarter in 2014.  This 163% decrease in Adjusted EBITDA was due to the effects of price volatility on our wholesale and transmix operations.

Capital Expenditures

For the three months ended September 30, 2015, Emerge Energy’s capital expenditures totaled $7.2 million.  This includes approximately $0.9 million of maintenance capital expenditures.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells. Emerge Energy also processes transmix, distributes refined motor fuels, operates bulk motor fuel storage terminals, and provides complementary fuel services. Emerge Energy operates its sand segment through its subsidiary Superior Silica Sands LLC and its fuel segment through its subsidiaries Direct Fuels LLC and Allied Energy Company LLC.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement. Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 865-5830

EMERGE ENERGY SERVICES LP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES	$176,320	$296,338	$581,133	$868,692
OPERATING EXPENSES
Cost of goods sold	169,765	251,766	515,028	752,957
Depreciation, depletion and amortization	7,530	6,421	21,325	17,902
Selling, general and administrative expenses	7,693	9,559	25,475	27,028
Project termination	(68)	—	9,344	—
Total operating expenses	184,920	267,746	571,172	797,887
Operating income (loss)	(8,600)	28,592	9,961	70,805
OTHER EXPENSE (INCOME)
Interest expense, net	3,275	1,479	9,036	5,006
Other	(9)	775	(53)	624
Total other expense	3,266	2,254	8,983	5,630
Income (loss) before provision for income taxes	(11,866)	26,338	978	65,175
Provision for income taxes	32	255	501	514
NET INCOME (LOSS)	$(11,898)	$26,083	$477	$64,661
Earnings (loss) per common unit (basic)	$(0.49)	$1.08	$0.02	$2.69
Earnings (loss) per common unit (diluted)	$(0.49)	$1.08	$0.02	$2.69
Weighted average number of common units outstanding including participating securities (basic)	24,159,656	24,115,926	24,139,772	24,054,747
Weighted average number of common units outstanding (diluted)	24,159,656	24,118,599	24,142,197	24,060,548

Adjusted EBITDA and Distributable Cash Flow

We define Adjusted EBITDA generally as: net income (loss) plus interest expense, income tax expense, depreciation, depletion and amortization expense, equity-based compensation and certain other non-cash charges, and charges that are unusual or non-recurring less interest income, income tax benefits and gains that are unusual or non-recurring. We report Adjusted EBITDA (which as defined includes certain other adjustments, none of which impacted the calculation of Adjusted EBITDA herein) to our lenders under our revolving credit facility in determining our compliance with the interest coverage ratio test and certain senior consolidated indebtedness to Adjusted EBITDA tests thereunder. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The following tables reconcile net income (loss) to Adjusted EBITDA ($ in thousands).

	Three Months Ended September 30,
	Sand Segment		Fuel Segment		Corporate		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Net income (loss)	$(991)	$32,736	$(4,591)	$32	$(6,316)	$(6,685)	$(11,898)	$26,083
Interest expense, net	—	—	—	—	3,275	1,479	3,275	1,479
Other (income) loss	—	—	—	—	(9)	775	(9)	775
Provision for income taxes	—	—	—	—	32	255	32	255
Operating income (loss)	(991)	32,736	(4,591)	32	(3,018)	(4,176)	(8,600)	28,592
Depreciation, depletion and amortization	4,888	3,396	2,633	3,017	9	8	7,530	6,421
Equity-based compensation expense	—	—	—	—	368	2,396	368	2,396
Loss (gain) on disposal of equipment	102	—	—	(15)	—	—	102	(15)
Provision for doubtful accounts	248	—	37	38	—	—	285	38
Accretion expense	41	7	—	—	—	—	41	7
Project termination	(68)	—	—	—	—	—	(68)	—
Adjusted EBITDA	$4,220	$36,139	$(1,921)	$3,072	$(2,641)	$(1,772)	$(342)	$37,439

	Nine Months Ended September 30,
	Sand Segment		Fuel Segment		Corporate		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Net income (loss)	$21,056	$72,694	$(486)	$11,316	$(20,093)	$(19,349)	$477	$64,661
Interest expense, net	—	—	—	—	9,036	5,006	9,036	5,006
Other (income) loss	—	—	—	—	(53)	624	(53)	624
Provision for income taxes	—	—	—	—	501	514	501	514
Operating income (loss)	21,056	72,694	(486)	11,316	(10,609)	(13,205)	9,961	70,805
Depreciation, depletion and amortization	13,395	8,842	7,906	9,039	24	21	21,325	17,902
Equity-based compensation expense	—	—	—	—	3,595	6,726	3,595	6,726
Loss (gain) on disposal of equipment	102	19	8	(15)	—	—	110	4
Provision for doubtful accounts	469	(12)	112	113	—	—	581	101
Accretion expense	80	17	—	—	—	—	80	17
Project termination	9,344	—	—	—	—	—	9,344	—
Adjusted EBITDA	$44,446	$81,560	$7,540	$20,453	$(6,990)	$(6,458)	$44,996	$95,555

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table reconciles net income to Distributable Cash Flow.

Three Months Ended September 30, 2015
($ in thousands)
Net income (loss)	$(11,898)

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	7,530
Add equity-based compensation expense	368
Add amortization of deferred financing costs	298
Add provision for doubtful accounts	285
Add unrealized loss on fair value of interest rate swaps	228
Add loss on disposal of assets	102
Add accretion expense	41
Less maintenance capital expenditures	(854)
Less income taxes accrued, net of payments	(501)
Less project termination costs	(68)
Less cash distribution on participating securities	(27)
Distributable cash flow	$(4,496)